EXHIBIT 99.8

CONSENT OF A PERSON NAMED AS ABOUT TO BECOME A DIRECTOR

Pursuant to Rule 438 promulgated under the Securities Act of 1933, I, David Walker, hereby consent to be named as a person about to become a director of First Advantage Corporation in pre-effective amendment number 1 to the registration statement on Form S-4 of First Advantage Corporation filed April 4, 2003, and any amendments thereto.

Dated: March 31, 2003	/s/ DAVID WALKER
David Walker